March 7, 2000

DEAR STOCKHOLDER,

It is my pleasure to invite you to the 2000 Annual Meeting of Stockholders of Autoliv, Inc. which will be held on Thursday, May 4, 2000, at Bank One, One Bank One Plaza, 57th floor, Chicago, Illinois 60602, USA, commencing at 9.a.m local time. Information regarding the matters to be voted upon at the meeting is contained in the formal notice of the meeting and proxy statement on the following pages. It is important that your shares be represented at this meeting. Therefore, please mark, sign, date and return your proxy promptly in the enclosed envelope. A public news release covering voting results will be available after the meeting. The Autoliv, Inc. Annual Report for the fiscal year ended December 31, 1999 is being distributed to stockholders with this proxy statement.

Sincerely,

Gunnar Bark
Chairman of the Board
Autoliv, Inc.

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

The Annual Meeting of Stockholders of Autoliv, Inc. (the "Company") will be held on Thursday, May 4, 2000, at Bank One, One Bank One Plaza, 57th floor, Chicago, Illinois 60602, USA, at 9.a.m local time to consider and vote upon:

1. Reelection of two directors for a term of office expiring on the Annual Meeting of Stockholders in 2003 (see page 2).

2. Ratification of the appointment of Ernst & Young AB as the Company's independent auditing firm for the fiscal year ending December 31, 2000 (see page 10).

3. Any other business that may properly come before the meeting and/or any adjournment thereof.
The close of business of March 6, 2000 has been fixed as the record date for the meeting. All stockholders of record at the close of business on that date are entitled to be present and vote at the meeting and/or any adjournment thereof. Attendance at the annual meeting will be limited to stockholders of record, beneficial owners of Company common stock entitled to vote at the meeting having evidence of ownership, a maximum of one authorized representative of an absent stockholder, and invited guests of management. Any person claiming to be an authorized representative of a stockholder must, upon request, produce written evidence of such authorization.
The meeting will be conducted pursuant to the Company's by-laws and rules of order prescribed by the Chairman of the meeting.

By order of the Board of Directors

March 7, 2000

Jorgen I. Svensson
Vice President for Legal Affairs,
General Counsel and Secretary

AUTOLIV, INC.
Box 70381, SE-107 24 Stockholm, Sweden

PROXY STATEMENT

								March 7, 2000

SOLICITATION OF PROXIES

This Proxy Statement is furnished in connection with the solicitation by the Company's Board of Directors (the "Board") of proxies for use at its Annual Meeting of Stockholders, to be held on Thursday, May 4, 2000, and at any adjournment thereof (the "2000 Annual Meeting" or the "meeting").
The shares represented by all properly executed and unrevoked proxies received in proper form in time for the meeting will be voted. Shares will be voted in accordance with stockholders' instructions in the accompanying proxy. If no instructions are given, the shares will be voted in accordance with the Board's recommendations, which are noted herein. Any proxy given may be revoked at any time before it is voted at the meeting.
Directors will be elected by a plurality of the votes of the shares present at the meeting in person or by proxy and entitled to vote thereon. Votes withheld as to one or more nominees will not be counted as votes cast for such individuals. Any other proposal brought before the meeting will be decided by a majority of votes represented at the meeting and entitled to vote thereat. Consequently, abstentions and broker non-votes (i.e., votes withheld by brokers in the absence of instructions from beneficial holders) will not be counted for purposes of determining whether a proposal has been approved, but they will be counted for purposes of establishing a quorum at the meeting.

The Company will bear the cost of the solicitation. In addition to solicitation by mail, the Company will request banks, brokers and other custodian nominees and fiduciaries to supply proxy material to the beneficial owners of the Company's common stock of whom they have knowledge, and will reimburse them for their expenses in so doing; and certain directors, officers and other employees of the Company, not specially employed for the purpose, may solicit proxies, without additional remuneration therefor, by personal interview, mail, telephone or facsimile.

In addition, the Company has retained Georgeson Shareholder Communication, Inc. to assist in the solicitation for a fee of $12,500 plus expenses, and WM-data AB for a fee of $50 per hour plus expenses.

1. ELECTION OF DIRECTORS
The Company's by-laws provide that the size of the Board shall be fixed from time to time exclusively by the Board. To the extent practicable, one-half of the directors are to be citizens of the United States and one-half of the directors are to be nationals of Sweden or other member states of the European Union. The Board presently consists of eight members, divided into three classes. Directors in each class are elected on a rotating basis at the annual stockholders meeting at which the term for such class expires, for terms expiring at the third subsequent annual meeting of stockholders.
Listed below as nominees for reelection at the 2000 Annual Meeting for three-year terms are Gunnar Bark and Per Welin, whose present terms will expire at that time. Messrs. Bark and Welin are presently serving as directors, and the Company has not been advised by either of them that they will not serve if elected.

THE BOARD RECOMMENDS A VOTE "FOR" THE NOMINEES FOR DIRECTORS.


BOARD MEETING ATTENDANCE AND COMPENSATION OF DIRECTORS

The Board met five times during the year ended December 31, 1999. All of the incumbent directors were present at all meetings of the Board and Board committees of which they were members.
Directors who are employees of the Company or any subsidiary thereof do not receive any compensation for service on the Board or Board committees. Non-employee directors receive for their services a retainer of $35,000 per year, plus a fee of $1,200 for each Board meeting attended.
In addition, non-employee directors who are chairmen of the Audit and Compensation Committees each receive additional annual retainers of $3,000; and all committee chairmen and members receive $800 for attendance at each meeting of their particular committees.
Non-employee directors who are elected or continuing as such at annual stockholders meetings also receive annual grants of shares of Company common stock with a market value of $15,000 at the time of grant.


NOMINEES FOR DIRECTORS AT THE MAY 2000 ANNUAL MEETING

Gunnar Bark, age 60, Chairman and until January 31, 1999, CEO of the Company, was elected a director of Autoliv AB and appointed Chairman of the Autoliv AB Board in March 1997. Mr. Bark had previously served as President and Chief Executive Officer of Autoliv AB and as a member of the Autoliv AB Board from 1982 until he retired from his position as President of Autoliv AB and member of the Autoliv AB Board in April 1996 and as Chief Executive Officer of Autoliv AB in August 1996. Mr. Bark serves as Chairman of Allgon AB, Springboard Venture Capital AB, and Calix AB, a privately held automotive supplier. Mr. Bark has a Master of Science in Engineering Physics from the Royal Institute of Technology (KTH) in Stockholm. The Chalmers Institute of Technology in Gothenburg has awarded him the title of Honorary Doctor of Engineering.
Per Welin, age 63, has been a director of Autoliv, Inc. since May 1997 and of Autoliv AB since 1995. Mr. Welin has served as Executive Vice President and director of the investment company L-E Lundberg-foretagen AB since 1991 and until 1998 and as Chairman of the Board of L-E Lundberg-foretagen AB since 1998. He also holds the position of director of Allgon AB, Holmen AB, and NCC AB. Mr. Welin has a Master of Science in Engineering Physics from the Chalmers Institute of Technology in Gothenburg, from which he also holds a licentiate of engineering degree in applied thermo- and fluid dynamics. He also holds an M.B.A. from the Gothenburg School of Economics.


INCUMBENT DIRECTORS - TERMS EXPIRING AT THE 2001 ANNUAL MEETING
Per-Olof Aronson, age 69, has been a director of Autoliv, Inc. since May 1997. He was a director of Autoliv AB from Autoliv's initial public offering in 1994. Mr. Aronson has worked in the aluminum company Granges AB since 1956, where he has held various senior executive positions, including three years as Technical Director and 11 years as President and Chief Executive Officer. Mr. Aronson is now Vice Chairman of SAPA AB (former Granges). Mr. Aronson holds a graduate degree in Chemical Engineering from the Royal Institute of Technology (KTH) in Stockholm.
Lars Westerberg, age 51, has been a director of Autoliv, Inc. since February 10, 1999, and President and Chief Executive Officer of Autoliv, Inc. since February 1, 1999. From 1994 until he assumed his positions with Autoliv, he was President and Chief Executive Officer of Granges AB, a Swedish-based aluminum and plastics company listed on the Stockholm Stock Exchange. From
1991 and until 1994 he held the same positions at the publicly-traded welding machine company Esab AB. He started his employment at Esab in 1984 and held several executive positions, including President of Esab's North American subsidiary. He is a director of SAPA AB (former Granges) and Angpanneforeningen AB, an engineering consultancy company. Mr. Westerberg holds a Masters Degree in Electrical Engineering from the Royal Institute of Technology (KTH) in Stockholm and a M.B.A from the University of Stockholm.

Walter Kunerth, age 58, has been a director of Autoliv, Inc. since August 25, 1998. Professor Kunerth is a Senior Advisor to the investment banking group Lazard Freres, Vice President of DIN (the German Institute for Standardization) and a member of the senate of the Fraunhofer Society for Applied Research. He is also a member of the Supervisory Board of Gildemeister AG and Chairman of the Supervisory Boards of Basler AG, Gotz AG and Suspa Compact GmbH. For more than 20 years, professor Kunerth held various top executive positions at Siemens AG in Germany, including member of Siemens' Corporate Executive Board (1993-97), President of Siemens' Automotive Systems Group (1988-93) and head of Siemens' Automotive Electronics Division. He holds a doctorate degree in Engineering from the University of Stuttgart and has been named Honorary Professor by the university.

INCUMBENT DIRECTORS - TERMS EXPIRING AT THE 2002 ANNUAL MEETING

Wilhelm Kull, age 63, has been a director since May 1997 and until March 31, 1999, Chief Financial Officer of Autoliv, Inc. He has been Vice President and Chief Financial Officer of Autoliv AB from 1975, when the company under the name Granges Weda was a subsidiary of Granges AB, a publicly listed company. Mr. Kull served as the Deputy Chief Financial Officer of Granges AB from 1969 to 1974. Prior to such time Mr. Kull worked for five years at a certified public accounting firm in Sweden. He holds a B.S. degree in business and an M.B.A. from the University of Colorado in the United States.
S. Jay Stewart, age 61, has been a director of Autoliv, Inc. since May 1997.
He was Chairman and Chief Executive Officer of Morton from April 1994 through October 1999, and was a director of Morton since 1989. Mr. Stewart was President and Chief Operating Officer of Morton from 1989 through March 1994. In addition, he is a director of Household International, Inc. Mr Stewart holds a B.S. degree in Chemical Engineering from the University of Cincinnati and an M.B.A. from West Virginia University.
Roger W. Stone, age 65, has been a director of Autoliv, Inc. since May 1997.
He served until 1998 as Chairman of the Board (since 1983), President
(since 1975), and Chief Executive Officer (since 1979) of Stone Container Corporation, a multinational producer and marketer of pulp, paper and packaging products. Mr. Stone was President and Chief Executive Officer of Smurfit Stone Container Corporation from 1998 to 1999. He was a director of Morton from 1989 through 1999 and has also been a director of McDonald's Corporation and Option Care, Inc. He is a graduate of the University of Pennsylvania's Wharton School of Finance.


COMMITTEES OF THE BOARD
There are three standing committees of the Board: the Audit Committee, Compensation Committee and Nominating Committee.

The Audit Committee recommends to the Board the independent auditors to be selected to audit the Company's annual financial statements and reviews the fees charged for such audits and for any special assignments given such auditors. The committee also reviews the annual audit and its scope, including the independent auditor's letter of comments and management's responses thereto; possible violations of the Company's business ethics and conflicts of interest policies; any major accounting changes made or contemplated; and the effectiveness and efficiency of the Company's internal audit staff. In addition, the committee confirms that no restrictions have been imposed by Company personnel on the scope of the independent auditors' examinations. Members of this committee are Messrs. Welin (Chairman), Aronson, Kunerth and Stewart. The committee met three times in 1999.

The Compensation Committee advises the Board of the Company with respect to the compensation to be paid to the directors of the Company and approves and advises the Board with respect to the terms of the contract to be entered into with the senior executives of the Company. The Committee also administers the Company's stock incentive plan. Members of this committee are Messrs. Stewart (Chairman), Aronson, Stone and Welin. The committee met three times in 1999.

The Nominating Committee nominates new members of the board of the Company and also of the subsidiaries of the Company. This committee consists of all the members of the Board of the Company. The committee met twice in 1999.

VOTING SECURITIES AND PRINCIPAL HOLDERS THEREOF
On March 6, 2000, the record date for the 2000 Annual Meeting, there were 102,333,288 shares of common stock outstanding, each entitled to one vote. Only stockholders of record on that date will be entitled to vote at the meeting. The Company has no other class of equity securities outstanding.
As of the date of this proxy statement, one stockholder (Robur Kapitalforvaltning AB) was known to the Company to beneficially own more than 5% of the Company's common stock.

The following table shows the Company's common stock beneficially owned as of March 6, 2000 by each present director and each executive officer named in the Summary Compensation Table on page 7; and by all present directors and executive officers of the Company as a group. Each named person has sole voting and investment power with respect to the shares shown.


Shares beneficially owned 1
	    Per-Olof Aronson                4,831
	    Gunnar Bark                    25,000
	    Hans Biorck                         0
	    Wilhelm Kull                        0
	    Walter Kunerth                    298
	    Benoit Marsaud                      0
	    S. Jay Stewart                 69,318
	    Roger W. Stone                  2,365
	    Per Welin                         831
	    Lars Westerberg                19,000

	    All directors, nominees and   122,243
	    executive officers as a group

1 All amounts shown represent less than 1% of the outstanding shares of the Company.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION
The Compensation Committee is comprised exclusively of directors who are not and have never been Company employees. No Company executive officer serves on the compensation committee of another company for which any member of the Company's Compensation Committee serves as an executive officer.

EXECUTIVE COMPENSATION
COMPENSATION COMMITTEE REPORT
The Compensation Committee of the Board (the "Committee") advises the Board regarding senior officers compensation and administers the Company's cash and stock incentive compensation strategy. The purpose of this plan and the objectives of the Committee are to:
*provide competitive compensation programs so as to be able to attract, retain and motivate top management talent, *pay for performance, motivating both long- and short-term performance on behalf of Company stockholders,
*place greater emphasis on at-risk incentive compensation than on fixed salaries, particularly for senior executives,
*base the incentive compensation of business unit or subsidiary executives on the performance of their operations, while including a component which recognizes overall Company performance, and
*join shareholder and management interests.
To further these objectives, the compensation of senior executive officers includes three components: (1) base salaries, (2) annual bonus programs, and
(3) a stock incentive program.

The Committee has consulted with an independent compensation consulting firm for advice in regard to the total compensation of the Company's senior executive officers.

BASE SALARIES
The Committee recommends salaries for senior executive officers based on data on competitive salaries received from independent compensation consultants, position and individual performance.

ANNUAL BONUS PROGRAMS
The Committee determined annual bonus payments for 1999 based on performance during 1999. Under the annual bonus program applicable to senior executive officers, award levels may range from zero to 60 % of their base salaries as of the beginning of the performance periods depending on salary grade and attainment of Company and applicable business unit and subsidiary profit targets as approved by the Committee. Based on these factors and the terms of such annual bonus programs, the Committee approved bonus payments to senior executive officers varying from 0% to 54% of their base salaries.

STOCK INCENTIVE PLAN
In 1999, the Committee authorized stock option grants to selected officers of the Company and its subsidiaries. All options granted in 1999 are for 10 year terms with an exercise price equal to the market price on the date of grant, and become exercisable after one year of continued employment following the grant date. Executive officers received option or right grants in 1999 ranging from 1,025 shares to 22,550 shares (see "Option Grants in Last Fiscal Year").

CHIEF EXECUTIVE OFFICER
The compensation for 1999 of the Company's Chairman and Chief Executive Officer, Mr. Gunnar Bark, who resigned as Chief Executive Office of the Company effective January 31, 1999, and of the new Chief Executive Officer, Mr. Lars Westerberg, who joined the Company in February 1999, was determined based on information on competitive compensation levels received from an independent compensation consultant. Mr. Bark's cash compensation as Chairman and Chief Executive Officer was at an annual rate of SEK 6,500,000
(USD 784,550). In 1999, the Committee approved a stock option grant of 15,000 shares of common stock of the Company to Mr. Westerberg, a cash compensation at an annual rate of SEK 4,400,000 (USD 531,080), and an annual performance bonus of SEK 1,500,000 (USD 181,050).

LIMITATION ON DEDUCTIBILITY OF CERTAIN COMPENSATION
Section 162 (m) of the Internal Revenue Code of 1986 as amended (the "Code") generally disallows a tax deduction to public companies for annual compensation over $1 million paid to their chief executive officers and the four other most highly compensated executive officers that is not "performance-based"
(as defined in the Code). It is the Committee's general policy to avoid the loss of tax deductibility whenever compliance with Section 162 (m) would be consistent with the Company's incentive compensation objectives.

Consequently, the employee incentive compensation programs in which the Company's most highly compensated officers participate have been structured to comply with the Code's definition of performance-based compensation. To qualify as performance-based under the Code, compensation payments must be made pursuant to a plan that is administered by a committee of outside directors and must be based on achieving objective performance goals. In addition, the material terms of the plan must be disclosed to and approved by stockholders, and the Committee must certify that the performance goals were achieved before payments can be awarded.

Notwithstanding its general policy, however, the Committee retains the discretion to authorize incentive payments that may not be deductible if it believes that doing so would be in the best interest of the Company and its stockholders.

S. Jay Stewart, Chairman
Per-Olof Aronson
Roger W. Stone
Per Welin



STOCK PERFORMANCE GRAPH (1) (2)
The following graph compares the cumulative stockholder returns on the Company's common stock with Standard & Poors 500 Index and Standard
& Poors Automobiles Index.

GRAPH


EDGAR representation of data used in printed graphic.


1997:                  Apr 30      July 31        Sep 30        Dec 31
Autoliv, Inc.           $35.5        $34.8         $42.5         $32.8
S&P 500 Index           $35.5        $39.8         $39.8         $40.5
S&P Automobiles Index   $35.5        $39.1         $41.9         $42.2

1998:                March 31      June 30        Sep 30        Dec 31
Autoliv, Inc.           $31.1        $31.6         $27.5         $37.2
S&P 500 Index           $46.2        $47.6         $42.6         $51.5
S&P Automobiles Index   $51.8        $63.9         $52.2         $63.5

1999:                March 31      June 30        Sep 30        Dec 31
Autoliv, Inc.           $37.6        $30.3         $37.6         $29.3
S&P 500 Index           $53.9        $57.5         $53.6         $61.4
S&P Automobiles Index   $67.8        $65.3         $59.6         $65.7





1) Public trading of the Company stock began on May 1, 1997 on the New York Stock Exchange and on May 2, 1997 on the Stockholm Stock
Exchange in the form of Swedish Depositary Receipts. Consequently, the period covered on the graph is limited to the Company's returns from May
1, 1997 through December 31, 1998.

2) Dividends at a rate of $0.11 per share of common stock were paid during the period (1998-1999) and are included in the cumulative return on the Company's common stock


SUMMARY COMPENSATION TABLE
(USD) (1)
			    Annual Compensation                      Long-Term                  All Other
								     Compensation               Compensation
Name and Principal Fiscal year   Salary   Bonus (2)  Other Annual    Securities Underlying               (3)
Function                                             Compensation    Options

Gunnar Bark (4)         1999    501,307         0       0                           22,550          374,260
Chairman                1998    733,845         0       0                          100,000          374,260
			1997    388,149         0       0                                0        3,031,052

Lars Westerberg (4)     1999    486,824         0       0                           15,000
Chief Executive
Officer

Hans Biorck     (5)     1999    289,680    24,140       0                            7,000
Chief Financial
Officer

Wilhelm Kull  (5)       1999    217,260   182,927       0                            1,025
Chief Financial         1998    339,665   190,659       0                           15,170
Officer                 1997    284,642   315,940       0                           20,000

Benoit Marsaud          1999    227,221   124,035       0                            5,920
Vice President          1998    229,241   136,839       0                            4,000
Manufacturing,          1997    217,501   111,305       0                                0
President Autoliv
France
(1)     The amounts contained in the table below were paid either in Swedish
Krona or French Francs. All amounts have been converted to dollars using the following exchange rates:
1999 - 1 USD = 8.2850 SEK, 1 USD = 6.1614 FRF;
1998 - 1 USD = 7.949 SEK, 1 USD = 5.889 FRF;
	1997 - 1 USD = 7.729 SEK, 1 USD = 5.931 FRF.

(2) The 1997 bonuses for Mr. Kull included a one-time stay and performance bonus.
(3) The amounts for 1998 and 1999 consist of pension contribution from Autoliv AB. The amount for 1997 consists of the value of 25,000 shares of common stock of the Company when granted in August 1997, a lump sum cash amount to partially offset the tax payable in connection with the stock grant and a pension payment from Autoliv AB and a consultancy fee of $1,293,828 paid by Autoliv AB to Kanoe AB, a company controlled by Mr. Bark, for services when
Mr. Bark was not employed by Autoliv AB or the Company.
(4)     Mr Westerberg succeeded Mr Bark as CEO on February 1, 1999.
(5) Mr Biorck succeeded Mr Kull as Chief Financial Officer of the Company on April 1, 1999.


OPTION GRANTS IN LAST FISCAL YEAR

			       Individual Grants                (1) (2)     Expiration    Potential Realizable Value
		  Number of          % of  Total               Exercise     Date          at assumed Annual Rates
Name and         Securities              Options                or Base                   of Stock Price Appreciation
Principal        Underlying              Granted                  Price                   for Option Term (3)
Function            Options         to Employees             (per share)                      5%             10%
		    Granted       in Fiscal year
Gunnar Bark          22,550                8.17                  $39.92     Feb 10, -09     566,128         1,434,681
Chairman

Lars Westerberg      15,000                5.43                  $40.62     Feb 01, -09     383,185           971,067
Chief Executive
Officer

Hans Biorck           7,000                2.54                  $38.25     Jan 4, -09      168,387           426,725
Chief Financial
Officer

Wilhelm Kull          1,025                0.37                  $35.99     Dec 7, -08       23,200            58,793
Chief Financial
Officer

Benoit Marsaud        5,920                2.14                  $35.99     Dec 7, -08      133,993           339,564
Vice President
Manufacturing

(1)  The options granted will become exercisable in December 1999, and January and February 2000.

(2)  In 1999, all executive officers of the Company as a group received 77,255 options, and all employees of the Company (other than executive officers) as a group received 198,360 options.

(3)  The amounts shown in these two columns represent potential realizable values using the converted options and exercise prices. The assumed rates of stock price appreciation are set by
SEC rules and are not intended to forecast the future appreciation of the Company's common stock.


AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND FY-END OPTION VALUES*


Name                   Number Of Securities Underlying                 Value Of Unexercised In-The-Money
		Unexercised Options At Fiscal Year-End                    Options At Fiscal Year-End ($)
			    Excercisable/Unexercisable                         Exercisable/Unexercisable
Gunnar Bark                             100,000/22,550                                               0/0
Chairman

Lars Westerberg                               0/15,000                                               0/0
Chief Executive Officer

Hans Biorck                                    0/7,000                                               0/0
Chief Financial Officer

Benoit Marsaud                                 9,920/0                                               0/0
Vice President Manufacturing

Wilhelm Kull                                  36,195/0                                               0/0
Chief Financial Officer


* None of the Named Executive Officers exercised any options in 1999.


CHANGE OF CONTROL SEVERANCE AGREEMENTS
Messrs. Westerberg and Biorck named in the Summary Compensation Table have change of control severance agreements with the Company ("agreements") which were originally effective until December 31, 1999 and are automatically extended annually for additional one-year periods unless notice to the contrary is given. The agreements are otherwise terminable during their periods of effectiveness only by termination of the executive's employment. Such termination in connection with a change in control of the Company (as defined in the agreement) will entitle an executive to benefits under the agreements. In the event that during the two-year period following a change of control, the executive terminates the executive's employment for Good Reason (as defined in the agreements) or, during the 30-day period commencing one year after the change of control, for any reason, or the Company terminates the executive's employment without cause (as defined in the agreements), the executive would be entitled to receive an immediate lump sum payment in an amount equal to between two and a half and three times the sum of (i) such executive's then current annual salary, (ii) the average of the bonuses received for the two most recent fiscal years and (iii) the taxable value of the benefit of a company car.


PENSION PLANS
The Company has paid pension benefit premiums for Messrs. Westerberg, Kull and Biorck in accordance with customary Swedish practice. Normal retirement age is the age of 65. Mr. Westerberg has an agreement allowing retirement at the age of 60 with complementary pension benefits after the age of 65, and Mr. Kull has an agreement allowing retirement at the age of 63. Pursuant to such agreements, the Company pays insurance premiums to ensure the pension benefits of Mr. Westerberg for the period from the date of his retirement until the normal retirement age of 65 and thereafter for complementary pension benefits, and in 1995 Autoliv AB paid pension insurance premiums to ensure pension benefits would be paid to Mr. Kull for the period from the date of his retirement until the normal retirement age of 65.

Senior Executive Officers of the Company have the right to retire at the age of 62 with pension benefits amounting to 60 percent of the base salary at retirement. This benefit will start to accrue at the age of 50.


2. RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS

Upon recommendation by the Audit Committee, the Board has appointed Ernst & Young AB as the independent auditing firm for the Company's fiscal year ending December 31, 2000. The Company has been advised that Ernst & Young AB has no relationship with the Company or its subsidiaries other than that arising from the firm's employment as auditors.

In accordance with a resolution of the Board, this selection is being presented to the stockholders for ratification at the 2000 Annual Meeting. While ratification by stockholders of this appointment is not required by law or the Company's certificate of incorporation or by-laws, management believes that such ratification is desirable. In the event this appointment is not ratified by a majority vote of stockholders, the Board will consider that fact when it appoints independent auditors for the next year.

Ernst & Young AB has been the independent auditing firm for the Company since May 1997. Ernst & Young AB has been the independent auditors for Autoliv AB since 1984. Audit services provided to the Company by Ernst & Young AB during 1999 consisted of the examination of the financial statements of the Company and its subsidiaries for that year and the preparation of various reports based thereon.

Representatives of Ernst & Young AB will not be present at the Annual Meeting.

THE BOARD RECOMMENDS A VOTE "FOR" THE PROPOSAL TO RATIFY THE APPOINTMENT OF ERNST & YOUNG AB AS THE COMPANY'S INDEPENDENT AUDITORS.


3. DISCRETIONARY VOTING OF PROXIES ON OTHER MATTERS

Management does not now intend to bring before the 2000 Annual Meeting any matters other than those disclosed in the notice of the meeting. Should any matter requiring a vote of the stockholders be properly brought before the meeting by or at the direction of the Board, the proxies in the enclosed form confer upon the person or persons entitled to vote the shares represented by such proxies discretionary authority to vote such shares in respect of any such matter in accordance with their best judgment.
For business to be properly brought before an annual stockholders meeting by a stockholder, timely advance written notice thereof must be received by the Secretary of the Company at its principal executive offices in accordance with the Company's by-laws, a copy of which may be obtained by written request to the Company's Secretary. No such notices were received for the 2000 Annual Meeting. For the Company's 2001 Annual Stockholders Meeting any such notices must be received by the Company not later than March 5, 2001 and not earlier than February 3, 2001.

STOCKHOLDER PROPOSALS FOR 2001 ANNUAL MEETING

Stockholder proposals intended for inclusion in the proxy statement for the 2001 Annual Stockholders Meeting must be received by the Secretary of the Company at its principal executive offices no later than November 7, 2000.

By Order of the Board

March 7, 2000

Jorgen I. Svensson
Vice President for Legal Affairs,
General Counsel and Secretary
Stockholm, Sweden